                                                                    EXHIBIT 99.2

            AMENDMENT NO. 15 TO SECOND AMENDED AND RESTATED REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT

      This AMENDMENT NO. 15 (this "Amendment"), executed, delivered, and dated as of March 26, 2002 (but effective as of the Amendment Closing Date referred to below), by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), as Agent and Administrative Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), FLEET NATIONAL BANK (formerly known as BankBoston, N.A. and referred to sometimes in the Credit Agreement, as defined below, as "Fleet" or "FNBB") in its individual capacity as a Lender ("Fleet"), COMERICA BANK-CALIFORNIA, successor by merger to Imperial Bank, JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), FIRST UNION NATIONAL BANK, and LASALLE BANK NATIONAL ASSOCIATION, as Lenders, and FIRST UNION NATIONAL BANK, as documentation agent (the "Documentation Agent") for the Lenders, amends the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as the same is amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Administrative Agent, the Documentation Agent and the Lenders. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

      WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

      WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to do so;

      NOW THEREFORE, the parties hereto hereby agree as follows:

      ss.1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in ss.3 hereof, the Credit Agreement is hereby amended as follows:

      ss.1.1. New Definitions. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions to Section 1 in the appropriate place in the alphabetical sequence:

            "Additional Equity Basket Amount. As of any date of determination, the resulting amount of funds equal to the following calculation: (i) the amount of the net cash proceeds received by Quantum from the issuance of its capital stock and/or additional capital contributions after the Fifteenth Amendment Closing Date and on or prior to such date of determination (other than from the Specified Equity Contribution, other equity contributions required to be made as a condition precedent to the occurrence of the Fifteenth Amendment Closing Date under Amendment No. 15, and Make-Up Equity) less (ii) the aggregate amount of Distributions made pursuant to Section 10.5(b)(v) prior to such date, less (iii) the aggregate amount of capital expenditures made by the Companies prior to such date pursuant to Section 10.3 which are made from and pursuant to the Additional Equity Basket Amount, and less (iv) the aggregate amount of Investments made prior to such date pursuant to Section 10.11(n)."

            "Amendment No. 15. Amendment No. 15 to this Agreement."

            "Castle Harlan Holdings. Morton's Holdings, Inc., a Delaware corporation which has been formed by Castle Harlan Partners for purposes of the Castle Harlan Transaction."

            "Castle Harlan Merger Sub. Morton's Acquisition Company, a Delaware corporation that is a wholly owned Subsidiary of Castle Harlan Holdings, formed for purposes of the Castle Harlan Transaction."

            "Castle Harlan Partners. Castle Harlan Partners III, L.P., a Delaware limited partnership."

            "Castle Harlan Transaction. The acquisition of Quantum by Castle Harlan Holdings in a statutory merger transaction in which Castle Harlan Merger Sub merges with and into Quantum, with Quantum as the surviving Person, at a merger price no less than $12.60 per share of merger consideration, and approximately $54,000,000 in the aggregate, all in cash to be paid by Castle Harlan Holdings from its own funds upon the consummation of such merger transaction, which merger transaction shall result (after giving effect thereto) in Castle Harlan Holdings owning at least 92.5% of the issued and outstanding capital stock of Quantum, all on such further terms and conditions and pursuant to such documentation as shall have been disclosed to, and shall be approved in form and substance by, the Agent, prior to the Fifteenth Amendment Closing Date (it being acknowledged that the Merger Agreement, dated March 26, 2002, as last furnished to the Agent prior to the date of execution of Amendment No. 15 is satisfactory to the Agent; provided that modifications to the Merger Agreement shall be required to be reasonably satisfactory to the Agent)."

            "Change of Control. The occurrence of any of the following: (i) the CHI Entities shall cease to own, directly or indirectly, more than 50% of the issued and outstanding capital stock of Quantum, or (ii) the CHI Entities shall cease to have the power (whether or not exercised) to elect (whether by ownership of capital stock, contract or otherwise) a majority of the Board of Directors of Quantum."

            "CHI. Castle Harlan, Inc., a Delaware corporation."

            "CHI Entities. CHI, Castle Harlan Partners, and their respective Affiliates."

            "Fifteenth Amendment Closing Date. The date on which the conditions precedent set forth in ss.3 of Amendment No. 15 have been satisfied and such Amendment No. 15 has become effective."

            "FQ. A specified Fiscal Quarter."

            "Make-Up Equity. The amount of the net cash proceeds received by Quantum from the issuance of its capital stock and/or additional capital contributions the proceeds of which are utilized to reimburse the Companies for capital expenditures in respect of Supplemental Unit Commitments or other outlays specified in ss.10.3 hereof as eligible to be reimbursed from Make-Up Equity."

            "Special Excluded Charges. For any period, the applicable accounting charges for (i) permitted management fees under Section 10.18 during such period, (ii) noncash charges for purchase accounting adjustments during such period, (iii) charges for transaction expenses for the Castle Harlan Transaction during such period, (iv) charges for proxy costs and the costs of Quantum's efforts to explore strategic alternatives to enhance stockholder value during such period, incurred prior to the Fifteenth Amendment Closing Date, (v) legal and settlement expenses actually incurred by the Companies relating to existing employee litigation, in any event not to exceed $250,000 in the aggregate, and (vi) financing fees relating to Amendment No. 15."

            "Specified Equity Contribution. The contribution of $10,000,000 in cash to the common equity capital of Quantum by Castle Harlan Holdings upon the consummation of the Castle Harlan Transaction, which funds shall be immediately applied by the Companies to prepay $10,000,000 of the outstanding principal of the Term Loan on the Fifteenth Amendment Closing Date."

            "Specified Term Loan Prepayment. The prepayment of $10,000,000 of the outstanding principal of the Term Loan on the Fifteenth Amendment Closing Date with the proceeds of the Specified Equity Contribution."

            "Stock Repurchase Notes. The unsecured, subordinated promissory notes to be issued by Quantum as consideration for stock repurchases in each case solely pursuant to Section 10.5(b)(iv) and the additional unsecured, subordinated promissory notes issued by Quantum as payment-in-kind of interest on the outstanding Stock Repurchase Notes pursuant to the terms thereof; the Stock Repurchase Notes must (a) provide for no required cash payments thereon prior to June 30, 2006, with all required payments of interest thereon provided to be payable in kind in the form of additional Stock Repurchase Notes, (b) must be reasonably satisfactory in form and substance to the Agent, and (c) must be subject to a written subordination agreement with respect thereto in favor of the Agent and the Lenders in form and substance reasonably satisfactory to the Agent."

      ss.1.2. Changes in Certain Definitions . Section 1 of the Credit Agreement is hereby further amended as follows:

      (a) The definition of "Consolidated Adjusted Cash Flow" in Section 1 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such definition:

      "The calculation of Consolidated Adjusted Cash Flow shall exclude the Special Excluded Charges."

      (b) The definition of "Consolidated Cash Flow" in Section 1 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such definition:

      "The calculation of Consolidated Cash Flow shall exclude the Special Excluded Charges."

      (c) The definition of "Consolidated EBITDA" in Section 1 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such definition:

      "The calculation of Consolidated EBITDA shall exclude the Special Excluded Charges, except in the case of determining Excess Operating Cash Flow; and for purposes of the determination of Excess Operating Cash Flow, the calculation of Consolidated EBITDA shall exclude those Special Excluded Charges which are non-cash charges, but shall not exclude those Special Excluded Charges which are cash charges."

      (d) The definition of "Excess Operating Cash Flow" in Section 1 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such definition:

      "Mandatory Recapture Prepayments and the Specified Term Loan Prepayment shall, however, be excluded (i.e., not subtracted) from the calculation of Excess Operating Cash Flow."

      (e) The definition of "Funded Indebtedness" in Section 1 of the Credit Agreement is hereby amended by inserting, immediately before the phrase "purchase money Indebtedness" the following text:

      "Indebtedness in respect of any applicable Subordinated Debt (but excluding the Stock Repurchase Notes),"

      (f) The definition of "Revolving Credit Commitment Amount" in Section 1 of the Credit Agreement is hereby amended in its entirety to read as follows:


            "Revolving Credit Commitment Amount. Sixty-Five Million Five Hundred Thousand Dollars ($65,500,000) (which amount is inclusive of all permitted increases pursuant to ss.17A), as the same may be reduced by the amount of any reductions effected pursuant to the terms of this Agreement; provided that the Revolving Credit Commitment Amount in effect immediately prior to each date set forth in the table below shall be reduced on such date (to the extent necessary) to the amount set forth opposite such date and shall thereafter be such amount as the same may be further reduced pursuant to the terms of this Agreement:


                  ----------------------------------------------------------------------------
                  Revolving Credit Commitment                 Revolving Credit Commitment
                  Reduction Date                              Amount following reduction
                  ----------------------------------------------------------------------------
                  December 31, 2004                           $60,500,000
                  ----------------------------------------------------------------------------
                  Final Maturity Date                         $0
                  ----------------------------------------------------------------------------

      ss.1.3. Revolving Credit Loans. Section 2.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "ss.2.1. Revolving Credit Loans; Limitations; Purposes.

            (a) Commitment to Lend. Upon the terms and subject to the conditions set forth in this Agreement, the Lenders, in accordance with their respective Commitment Percentages, hereby severally agree to lend to the Borrowers on a joint and several basis, and the Borrowers may borrow and reborrow from time to time between the Closing Date and the Final Maturity Date upon notice to the Agent given in accordance with ss.2.2 hereof, such amounts as are requested by the Borrowers (the "Revolving Credit Loans") for the purposes described in ss.9.3 hereof, provided, however, that the aggregate principal amount of all Outstanding Revolving Credit Loans (after giving effect to the amounts requested) plus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Revolving Credit Commitment Amount in effect at such time; and provided, further, that prior to June 30, 2003 if the Cash Flow Leverage Ratio as reflected in the then most recent Compliance Certificate delivered pursuant to ss.9.4(d) and as adjusted on a pro forma basis to give effect to any Revolving Credit Loans and/or Letters of Credit then being requested is greater than 4.25 to 1.00, the aggregate principal amount of all Outstanding Revolving Credit Loans (after giving effect to the amounts requested) plus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $60,000,000. Each request for a Revolving Credit Loan hereunder shall constitute a representation by the Borrower so requesting such Revolving Credit Loan that the applicable conditions set forth in ss.7 (in the case of any Revolving Credit Loan made on the Closing Date) and ss.8 hereof have been satisfied on the date of such request and shall be accompanied by a compliance certificate signed by the chief financial officer of Quantum certifying that on the basis of the information set forth in the then most recent monthly financial statements delivered to the Agent pursuant to
      Section 9.4(c), after adjustment on a pro forma basis to give effect to any Revolving Credit Loans and/or Letters of Credit then being requested and to the repayments of Funded Indebtedness made since the date of such monthly financial statements, no Event of Default would have occurred under Section 10.7 (provided that for purposes of such pro forma determination the Reference Period for which the Cash Flow Leverage Ratio is computed shall be deemed to be the 12 consecutive fiscal month period ending on the date of such monthly financial statements) if the Revolving Credit Loans and/or Letters of Credit then being requested had been outstanding at the end of the relevant 12 consecutive fiscal month period for which such pro forma determination is made.

            Each Revolving Credit Loan by a Lender to a Borrower shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on each occasion. Notwithstanding any other provision of this Agreement, the principal amount of Revolving Credit Loans outstanding from each Lender to the Borrowers shall not at any time exceed in the aggregate an amount equal to such Lender's Commitment Percentage of the Revolving Credit Commitment Amount minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations."

      ss.1.4. Interest on Revolving Credit Loans. Section 2.4(c)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(i) subject to adjustment pursuant to ss.2.4(c)(iv), if on any Adjustment Date occurring prior to the earliest Adjustment Date following December 31, 2002 on (or prior to) which there shall have been delivered by the Companies the unaudited financial statements and Compliance Certificates required under ss.9.4 hereof for the Reference Period ended on or about December 31, 2002, the Applicable Margin as determined on such Adjustment Date under ss.2.4(b) would have been set at Pricing Tier 3, 2, or 1, the Applicable Margin determined on such Adjustment Date shall instead be set at Pricing Tier 4;"

      ss.1.5. Scheduled Term Loan Principal Payments. Section 2.6 of the Credit Agreement is hereby amended by amending the table contained in Section 2.6(c)(i) in its entirety to read as follows:


                  ----------------------------------------------------------------------------
                  "Date                                       Installment Amount
                  ----------------------------------------------------------------------------
                  March 31, 2002                              $250,000
                  ----------------------------------------------------------------------------
                  June 30, 2002                               $250,000
                  ----------------------------------------------------------------------------
                  September 30, 2002                          $250,000
                  ----------------------------------------------------------------------------
                  December 31, 2002                           $250,000
                  ----------------------------------------------------------------------------
                  March 31, 2003                              $1,000,000
                  ----------------------------------------------------------------------------
                  June 30, 2003                               $1,000,000
                  ----------------------------------------------------------------------------
                  September 30, 2003                          $1,000,000
                  ----------------------------------------------------------------------------
                  December 31, 2003                           $1,000,000
                  ----------------------------------------------------------------------------
                  March 31, 2004                              $1,000,000
                  ----------------------------------------------------------------------------
                  June 30, 2004                               $1,000,000
                  ----------------------------------------------------------------------------
                  September 30, 2004                          $1,000,000
                  ----------------------------------------------------------------------------
                  December 31, 2004                           $1,000,000
                  ----------------------------------------------------------------------------
                  March 31, 2005                              $1,250,000
                  ----------------------------------------------------------------------------
                  June 30, 2005                               $1,250,000
                  ----------------------------------------------------------------------------
                  September 30, 2005                          $1,250,000
                  ----------------------------------------------------------------------------
                  December 31, 2005                           $1,250,000"
                  ----------------------------------------------------------------------------

      ss.1.6. Mandatory Term Loan Principal Repayments. Section 2.6(c)(iii) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(iii) Annual Excess Cash Flow Recapture. On the date which is one hundred and twenty (120) days after the end of each fiscal year (the "Recapture Date"), except as set forth below, the Borrowers jointly and severally shall be obligated to make prepayments in respect of the outstanding principal of the Term Loan (and then, as provided below, the Revolving Credit Loans and the Revolving Credit Commitment Amount) in an amount equal to the Applicable Recapture Percentage (as defined below) of the Excess Operating Cash Flow as computed for such most recently completed fiscal year, in each case payable to the Agent for application first in respect of the Term Loan (and then, as provided below, the Revolving Credit Loans and the Revolving Credit Commitment Amount) and allocation to the applicable ratable accounts of the Lenders (the "Mandatory Recapture Prepayments"). The "Applicable Recapture Percentage" pertaining to any Recapture Date shall be determined as follows: if the Cash Flow Leverage Ratio was greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00, as determined as of the most recent Fiscal Quarter end date occurring prior to such Recapture Date for which there shall have been delivered by the Companies the financial statements and Compliance Certificates required under ss.9.4 hereof on or prior to such Recapture Date, the Applicable Recapture Percentage shall be 50%; if the Cash Flow Leverage Ratio was greater than or equal to 3.00 to 1.00 as determined as of the most recent Fiscal Quarter end date occurring prior to such Recapture Date for which there shall have been delivered by the Companies the financial statements and Compliance Certificates required under ss.9.4 hereof on or prior to such Recapture Date, the Applicable Recapture Percentage shall be 75%. Such Mandatory Recapture Prepayments, in the case of the Term Loan, shall be applied to the remaining unpaid scheduled installments of principal of the Term Loan in the inverse order of maturity. No such Mandatory Recapture Prepayments with respect to the Term Loan may be re-borrowed. If, and to the extent, that any such amounts of Mandatory Recapture Prepayments remain unutilized ("Remaining Amounts") on any Recapture Date and the Term Loan shall have been paid in full, the Revolving Credit Commitment Amount shall then be automatically and immediately reduced by such Remaining Amount, in each case allocated pro rata among the Lenders in accordance with their respective Commitment Percentages (the "Recapture Reductions"); no such Recapture Reductions of the Revolving Credit Commitment Amount shall be subject to reinstatement; and the Borrowers shall, simultaneously with such Recapture Reductions of the Revolving Credit Commitment Amount, pay such amount in cash to the Agent for the respective, ratable accounts of the Lenders for application in the manner described in ss.2.1(e) hereof. However, such obligation to make any Mandatory Recapture Prepayments (as to the Term Loans or otherwise) on any such potential Recapture Date shall not apply if (but only if) the Cash Flow Leverage Ratio shall have been less than 2.50 to
      1.00 as determined as of the most recent Fiscal Quarter end date occurring prior to such Recapture Date for which there shall have been delivered by the Companies the financial statements and Compliance Certificates required under ss.9.4 hereof on or prior to such potential Recapture Date."

      ss.1.7. Interest on Term Loan. Section 2.6(e)(C)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(i) if on any Adjustment Date prior to the earliest Adjustment Date following December 31, 2002 on (or prior to) which there shall have been delivered by the Companies the unaudited financial statements and Compliance Certificates required under ss.9.4 hereof for the Reference Period ended on or about December 31, 2002, the Applicable Term Margin as determined on such Adjustment Date under
ss.2.6(e)(B) would have been set at Pricing Tier 3, 2, or 1, the Applicable Term Margin determined on such Adjustment Date shall instead be set at Pricing Tier 4;"

      ss.1.8. Certain Representations.

            (a) Section 6.8 of the Credit Agreement is hereby amended by deleting the phrase "the Balance Sheet Date" from Section 6.8 and inserting in its place the following phrase:

            "the end of the 2001 Fiscal Year"

      (b) Section 6.10 of the Credit Agreement is hereby amended as follows:

                  (i) by inserting the phrase "as of the Closing Date" into the second sentence of Section 6.10 immediately after the comma appearing before the word "none"; and

                  (ii) replacing the word "All" at the beginning of the third sentence of Section 6.10 with the phrase "As of the Closing Date, all".

            (c) Section 6.11 of the Credit Agreement is hereby amended by inserting immediately before the phrase "there is no pending" the following phrase:

            "and except as would not be reasonably expected to have a material adverse effect on the business or financial condition of the Companies taken as a whole,"

      ss.1.9. Borrowing Conditions. Section 8.3 of the Credit Agreement is hereby Amended in its entirety to read as follows:

            "ss.8.3. Performance, Etc. No event shall have occurred on or prior to any Drawdown Date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or Event of Default. With reference to the information set forth in the then most recent monthly financial statements delivered to the Agent pursuant to Section 9.4(c), after adjustment on a pro forma basis to give effect to any Revolving Credit Loans and/or Letters of Credit then being requested and to the repayments of Funded Indebtedness made since the date of such monthly financial statements, no Event of Default would have occurred under Section 10.7 (provided that for purposes of such pro forma determination the Reference Period for which the Cash Flow Leverage Ratio is computed shall be deemed to be the 12 consecutive fiscal month period ending on the date of such monthly financial statements) if the Revolving Credit Loans and/or Letters of Credit then being requested had been outstanding at the end of the relevant 12 consecutive fiscal month period for which such pro forma determination is made. The Loan Documents shall be in full force and effect."

      ss.1.10. Interest Rate Protection. Section 9 of the Credit Agreement is hereby amended by adding the following new Section 9.18, immediately after the existing Section 9.17:

            "ss.9.18. Interest Rate Protection. The Borrowers shall, not later than 90 days after the Fifteenth Amendment Closing Date, purchase or obtain an interest rate cap or swap or effect other interest rate protection arrangements in a minimum aggregate notional amount of principal not less than 50% of the total Funded Indebtedness then in effect for a period of not less than two years and at a maximum rate and on other terms and conditions reasonably satisfactory to the Agent; the parties agreeing that existing Funded Indebtedness bearing interest at a fixed rate will be counted towards this requirement, subject to the Agent's reasonable satisfaction with the fixed rate of interest that is applicable to such existing Funded Indebtedness during the relevant two-year period."

      ss.1.11. Indebtedness. Section 10.1(j) of the Credit Agreement is hereby amended in its entirety to read as follows:

      "(j) the Stock Repurchase Notes;"

      ss.1.12. Interest Coverage. Section 10.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "ss.10.2. Interest Coverage. The Borrowers will not permit the Interest Coverage Ratio (as defined below), as determined for any Reference Period ending with any Fiscal Quarter set forth in the table below to be less than the ratio set forth in the table below opposite the Fiscal Quarter ending such Reference Period:


                    Fiscal Quarter Ending the
                        Reference Period                                    Minimum Ratio

                     First FQ of 2002                                        2.40 to 1.00
                     Second FQ of 2002                                       2.50 to 1.00
                     Third FQ of 2002                                        2.60 to 1.00
                     Fourth FQ of 2002                                       2.70 to 1.00
                     First FQ of 2003                                        2.85 to 1.00
                     Second FQ of 2003                                       3.00 to 1.00
                     Third FQ of 2003                                        3.15 to 1.00
                     Fourth FQ of 2003                                       3.40 to 1.00
                     First FQ of 2004                                        3.50 to 1.00
                     Second FQ of 2004                                       3.50 to 1.00
                     Third FQ of 2004                                        3.75 to 1.00
                     Fourth FQ of 2004                                       4.00 to 1.00
                     First FQ of 2005                                        4.25 to 1.00
                     Second FQ of 2005                                       4.50 to 1.00
                     Third FQ of 2005                                        4.50 to 1.00
                     Fourth FQ of 2005 and thereafter                        5.00 to 1.00

            The term "Interest Coverage Ratio" shall mean, for any fiscal period or Reference Period, the ratio of the Consolidated Adjusted Cash Flow of the Companies to the Cash Interest Charges of the Companies for such fiscal period or Reference Period, excluding from the calculation of such ratio any applicable charge in respect of the Lombardi's Litigation Expense or the Specified Restaurant Closing Expenses.

            Federal tax credits (associated with such excess federal social security taxes previously paid) that are earned in any fiscal period (if and to the extent such taxes were expended as labor costs when paid) will be treated as reductions in labor cost expense (or reductions in other applicable operating expenses), without duplication in each case, for the period in which such federal tax credits are earned (rather than as reductions in federal tax expense for such period) notwithstanding any provisions of this Agreement to the contrary."

      ss.1.13. Capital Expenditures. Section 10.3 of the Credit Agreement is hereby amended as follows:

      (a) Section 10.3(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(b) The Companies shall not make or enter into, incur, or assume any binding commitments to make capital expenditures or binding lease commitments related to New Construction (collectively, "New Construction Commitments"), other than (i) in 2002, commitments with respect to the New Construction and development in 2002 of the five specified new Morton's Restaurant units to be developed and opened in 2002, located, respectively, in (A) King of Prussia, Pennsylvania, (B) Richmond, Virginia, (C) Arlington, Virginia, (D) Burbank, California, and (E) Paramus, New Jersey, provided that the costs of New Construction and development for such five specified locations shall not exceed, in the aggregate, the sum of $10,000,000 plus the amount of cash received as insurance proceeds (excluding proceeds from business interruption insurance) in respect of the casualty loss with respect to the unit located at 90 West Street, New York, New York, and (ii) in each Fiscal Year subsequent to 2002, and provided that no Event of Default exists, commitments entered into with respect to the New Construction and development of units in an aggregate number, in any Fiscal Year, not to exceed the number determined as follows (it being understood that compliance with the following aggregate per Fiscal Year numerical commitment limitation is determined at the time the Companies enter into the relevant incremental commitment in question, but such determination as to any such incremental commitment does not retroactively disqualify any existing commitment that was previously permitted hereunder at the time it was entered into during such Fiscal Year by the Companies): (A) zero if the Cash Flow Leverage Ratio as reflected in the then most recent Compliance Certificate and financial statements delivered under Section 9.4 as of the commitment being entered into is greater than 3.00 to 1.00; (B) one if the Cash Flow Leverage Ratio as reflected in the then most recent Compliance Certificate and financial statements delivered under
Section 9.4 as of the commitment being entered into is less than or equal to
3.00 to 1.00 but greater than or equal to 2.75 to 1.00; (C) two if the Cash Flow Leverage Ratio as reflected in the then most recent Compliance Certificate and financial statements delivered under Section 9.4 as of the commitment being entered into is less than 2.75 to 1.00 but greater than or equal to 2.50 to 1.00; (D) four if the Cash Flow Leverage Ratio as reflected in the then most recent Compliance Certificate and financial statements delivered under Section
9.4 as of the commitment being entered into is less than 2.50 to 1.00 but greater than or equal to 2.25 to 1.00; (E) six if the Cash Flow Leverage Ratio as reflected in the then most recent Compliance Certificate and financial statements delivered under Section 9.4 as of the commitment being entered into is less than 2.25 to 1.00 but greater than or equal to 2.00 to 1.00; and (F) eight if the Cash Flow Leverage Ratio as reflected in the most recent Compliance Certificate and financial statements delivered under Section 9.4 as of the commitment being entered into is less than 2:00 to 1:00 (such permitted commitments under the foregoing provisions of this clause (b)(ii) being referred to as the "Basic Unit Commitments"); provided, however, that (x) in the event that the number of new units in respect of which New Construction Commitments were entered into in any Fiscal Year is less than the number otherwise permitted by clause (b)(ii) (as such number may have been increased pursuant to this clause (x) or clause (y) below), or the commitment for a new unit in respect of which a New Construction Commitment was entered into in a previous Fiscal Year is terminated prior to the completion of such unit, the number of new units in respect of which New Construction Commitments may be entered into in the immediately succeeding Fiscal Year shall be increased by one, (y) the number of units in respect of which a New Construction Commitment may be entered into in any Fiscal Year may be increased as provided in Section 10.3(g), and (z) the Companies may enter into additional commitments for New Construction (which will not in any case be commenced until after Fiscal Year 2002) not then otherwise permitted to be entered into as Basic Unit Commitments by the foregoing provisions of this clause (b)(ii) (such additional commitments being referred to as the "Supplemental Unit Commitments"), but, if at the time required for the making of the actual capital expenditures for the New Construction of any particular unit pursuant to any such Supplemental Unit Commitment, the Companies would not have been permitted to enter into a new Basic Unit Commitment at such time for such unit (based on the Cash Flow Leverage Ratio as reflected in the then most recent Compliance Certificate and financial statements delivered under
Section 9.4), such capital expenditures for New Construction relating to such Supplemental Unit Commitment must be funded and paid for with such amounts as either must not exceed (and shall be funded from) the Additional Equity Basket Amount at such time or must be reimbursed to the Companies from the proceeds of Make-Up Equity received by Quantum on or before the 60th day following the completion of the relevant unit; and, further provided that, if at the time required for the making of the actual capital expenditures for the New Construction of any particular unit pursuant to any such Supplemental Unit Commitment the Companies then actually would have been permitted to enter into a new Basic Unit Commitment with respect thereto at such time and the Companies proceed with such New Construction Capital Expenditures for such then qualifying unit, such unit shall then be deemed to be counted as "usage" against the permitted aggregate numerical total of Basic Unit Commitments for the Fiscal Year in which such capital expenditures so occur, as if an actual Basic Unit Commitment were then entered into for such unit pursuant to clause (b)(ii) hereof at such time in lieu of the previous Supplemental Unit Commitment relating thereto (a "Redesignated Unit Commitment"); further provided, however, no more than one Supplemental Unit Commitment not constituting a Redesignated Unit Commitment shall in any event exist or be outstanding at any time; and further provided, however, the foregoing limitations with respect to the source of funding of Supplemental Unit Commitments shall not prohibit the outlay of not more than $200,000 of funds by the Companies relating to each Supplemental Unit Commitment (not constituting a Redesignated Unit Commitment) (which such special amounts of not more than $200,000 shall subsequently be appropriately allocated to the cost of the unit in question for purposes of measuring compliance with the limitations set forth in subsections (e) or (g) hereof, as applicable). The units referred to in clause (i) of this
      Section 10.3(b) to be developed in 2002 shall solely be Morton's Restaurants (and shall not utilize any New Concept). Subsequent to Fiscal Year 2002, the Companies may not open (or convert any of their existing restaurants to) units constituting more than two New Concepts, provided that only one unit constituting a New Concept shall be opened (or result from such a conversion) in the first year of utilizing the New Concept."

      (b) Section 10.3(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

      "Notwithstanding anything to the contrary set forth in this Section 10.3, the Companies may make capital expenditures (including New Construction Capital Expenditures and Maintenance Capital Expenditures) from time to time to the extent funded from the Additional Equity Basket Amount."

      (c) Section 10.3(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(e) The Companies will not permit their aggregate capital expenditures not related to New Construction ("Maintenance Capital Expenditures"), determined on a consolidated basis in accordance with generally accepted accounting principles to exceed (i) $4,000,000 in the 2002 Fiscal Year, or (ii) $5,000,000 in any subsequent Fiscal Year; PROVIDED that if the aggregate amount of Maintenance Capital

      Expenditures made in any such Fiscal Year is less than the maximum amount set forth above as permitted in such Fiscal Year, the maximum amount of Maintenance Capital Expenditures permitted under this clause (e) in the immediately following Fiscal Year shall be increased by such difference; provided, however, that no such carryover shall exceed $3,000,000."

      (d) Section 10.3(f) of the Credit Agreement is hereby amended by deleting the phrase "Default or" from the first line of Section 10.3(f).

      (e) Section 10.3(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(g) The Companies will not permit the average amount per unit of actual capital expenditures related to New Construction ("New Construction Capital Expenditures") of units (other than those units specified in ss.10.3(b)(i) hereof) completed after the Fifteenth Amendment Closing Date to exceed $2,000,000, and such New Construction Capital Expenditures shall in any event be made only for units permitted to be developed under
      Section 10.3(b) above; provided, however, that (x) the aggregate actual New Construction Capital Expenditures for the relevant units may exceed $2,000,000 multiplied by the number of the relevant new units completed after the Fifteenth Amendment Closing Date to the extent made from the Additional Equity Basket Amount at such time or reimbursed to the Companies from the proceeds of Make-Up Equity received by Quantum on or before the 60th day following completion of the relevant unit, (y) if (A) the aggregate amount of New Construction Capital Expenditures made in respect of permitted units completed in any Fiscal Year is less than (B) the number of such completed units multiplied by $2,000,000 (the amount by which the amount of item (A) is less than the amount of item (B) is the "Carryover Amount") and the Carryover Amount is at least $750,000, the number of New Construction Commitments to be entered into in the immediately succeeding Fiscal Year pursuant to Section 10.3(b)(ii) shall increase by one, provided that if the New Construction Capital Expenditures in respect of the least expensive unit in respect of which of a New Construction Commitment is entered into in the immediately succeeding Fiscal Year exceeds the Carryover Amount, such excess shall be made and funded from the Additional Equity Basket Amount at such time or from Make-Up Equity received by Quantum within 60 days of the completion of such unit, and (z) the foregoing provisions of this clause (g) notwithstanding, the amount of cash received as insurance proceeds (excluding proceeds from business interruption insurance) in respect of the casualty loss with respect to the unit located at 90 West Street, New York, New York, shall also be deemed to constitute additional permitted amounts under this clause (g) available to be used either in 2002 for New Construction Capital Expenditures relating to the five specified permitted units referred to in clause (b)(i) above to be developed in 2002, or (to the extent not so utilized for such five specified permitted units in
      2002) to be used after 2002 for New Construction Capital Expenditures relating to a single additional unit, in addition to those expressly permitted by clause (b)(ii) above, built after 2002 solely with such insurance proceeds (which shall then in such case be deemed to be permitted to be developed under clause (b) of this Section 10 in addition to (and without regard to the number of) those permitted under such clause
      (b) by reference to the Cash Flow Leverage Ratio), until such total insurance proceeds amount has been deemed utilized, on a cumulative basis, in its entirety hereunder."

      ss.1.14. Distributions. Section 10.5 of the Credit Agreement is hereby amended by deleting the text of Section 10.5(b) in its entirety and substituting the following therefor:

            "(b) Quantum may not make any Distributions from and after the Fourteenth Amendment Date, except for (i) fees and other amounts permitted to be paid under ss.10.18 hereof, (ii) amounts permitted by Sections 10.5(a) and 10.10(b) hereof relating to the Peasant Holding Stockholders Agreement, (iii) the payment by Castle Harlan Holdings or Castle Harlan Merger Sub of the merger consideration for the Castle Harlan Transaction solely from funds provided by Castle Harlan Holdings, (iv) Quantum may in connection with the repurchase of its capital stock from its stockholders upon their termination of employment, death, or disability (x) issue to such holders the Stock Repurchase Notes as consideration for such repurchases, and (y) if no Default or Event of Default then exists, and none would result therefrom, pay cash consideration in respect of such repurchases or make cash principal or interest payments in respect of Stock Repurchase Notes previously issued, not to exceed $500,000 in the aggregate in a Fiscal Year for all such cash payments, provided that, (A) if in any Fiscal Year the amount of such cash payments so permitted by the foregoing provisions of this clause (y) is not so utilized, such unutilized amount from such Fiscal Year may be utilized in succeeding Fiscal Years (each being referred to as an "Unutilized Amount"), and (B) that the Unutilized Amount in any Fiscal Year may be utilized for additional Distributions under this clause (iv)(y), in any one or more subsequent Fiscal Years, or carried over (in addition to any Unutilized Amount for that Fiscal Year) to any succeeding Fiscal Year, but in no event shall the aggregate amount of cash Distributions made under this clause (iv)(y), in any Fiscal Year, after use of such Unutilized Amounts exceed $1,500,000, and (v) if no Default or Event of Default then exists, and none would result therefrom, Distributions may be made from the Additional Equity Basket Amount. Prior to the Fourteenth Amendment Date, Quantum shall be permitted to have made any Distribution permitted by this Agreement as in effect on the date of such Distribution."

      ss.1.15. Cash Flow Coverage Ratio. Section 10.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "ss.10.6. Cash Flow Coverage Ratio. The Borrowers will not permit the Cash Flow Coverage Ratio (as defined below), as determined for any Reference Period ending with any Fiscal Quarter set forth in the table below to be less than the ratio set forth in the table below opposite the Fiscal Quarter ending such Reference Period:


                        FISCAL QUARTER ENDING THE
                             REFERENCE PERIOD                               MINIMUM RATIO

                     First  FQ of 2002                                       1.10 to 1.00
                     Second FQ of 2002                                       1.10 to 1.00
                     Third FQ of 2002                                        1.15 to 1.00
                     Fourth FQ of 2002                                       1.15 to 1.00
                     First FQ of 2003                                        1.15 to 1.00
                     Second FQ of 2003                                       1.20 to 1.00
                     Third FQ of 2003                                        1.20 to 1.00
                     Fourth FQ of 2003                                       1.25 to 1.00
                     First FQ of 2004                                        1.25 to 1.00
                     Second FQ of 2004                                       1.25 to 1.00
                     Third FQ of 2004                                        1.25 to 1.00
                     Fourth FQ of 2004                                       1.30 to 1.00
                     First FQ of 2005                                        1.30 to 1.00
                     Second FQ of 2005                                       1.30 to 1.00
                     Third FQ of 2005                                        1.30 to 1.00
                     Fourth FQ of 2005 and thereafter                        1.35 to 1.00

            The term "Cash Flow Coverage Ratio" shall mean, for any fiscal period or Reference Period, the ratio of (i) Consolidated Cash Flow of the Companies for such period or Reference Period to (ii) (A) rental expenses under the Operating Leases of restaurants and storage space for such period or Reference Period plus (B) required principal payments (other than the Specified Term Loan Prepayment and the Mandatory Recapture Prepayments) in respect of Indebtedness (including Capitalized Leases) for such period or Reference Period plus (C) Cash Interest Charges for such period or Reference Period excluding from the calculation of such ratio any applicable charge in respect of the Lombardi's Litigation Expense or the Specified Restaurant Closing Expenses.

            Federal tax credits (associated with such excess federal social security taxes previously paid) that are earned in any fiscal period (if and to the extent such taxes were expended as labor costs when paid) will be treated as reductions in labor cost expense (or reductions in other applicable operating expenses), without duplication in each case, for the period in which such federal tax credits are earned (rather than as reductions in federal tax expense for such period) notwithstanding any provisions of this Agreement to the contrary."

      ss.1.16. Cash Flow Leverage Ratio. Section 10.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "ss.10.7. Cash Flow Leverage Ratio. The Borrowers will not permit the Cash Flow Leverage Ratio, as determined as of the end of any Fiscal Quarter set forth in the table below for the Reference Period then ending to exceed the ratio set forth in the table below opposite the Fiscal Quarter ending such Reference Period:


                      FISCAL QUARTER ENDING THE
                           REFERENCE PERIOD                                  MAXIMUM RATIO

                     First FQ of 2002                                        4.50 to 1.00
                     Second FQ of 2002                                       4.25 to 1.00
                     Third FQ of 2002                                        3.85 to 1.00
                     Fourth FQ of 2002                                       3.50 to 1.00
                     First FQ of 2003                                        3.35 to 1.00
                     Second FQ of 2003                                       3.25 to 1.00
                     Third FQ of 2003                                        3.10 to 1.00
                     Fourth FQ of 2003                                       2.85 to 1.00
                     First FQ of 2004                                        2.85 to 1.00
                     Second FQ of 2004                                       2.75 to 1.00
                     Third FQ of 2004                                        2.75 to 1.00
                     Fourth FQ of 2004                                       2.50 to 1.00
                     First FQ of 2005                                        2.50 to 1.00
                     Second FQ of 2005                                       2.25 to 1.00
                     Third FQ of 2005                                        2.25 to 1.00
                     Fourth FQ of 2005 and thereafter                       2.00 to 1.00"

      ss.1.17. Transactions with Affiliates. Section 10.8 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "ss.10.8. Transactions with Affiliates. The Companies will not, and will not permit any of their Subsidiaries to, engage in any transaction with any Affiliate, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to (or for the benefit of) or from, directly or indirectly, any such Affiliate, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business, except (a) transactions among the Companies and their Subsidiaries, (b) transactions constituting Investments permitted by ss.10.11 hereof, (c) transactions constituting Distributions permitted by ss.10.5 hereof, and
      (d) the payment of management fees to CHI and its Affiliates permitted by ss.10.18 hereof."

      ss.1.18. Stock Repurchase Arrangements. Section 10.10(b) of the Credit Agreement is hereby amended by adding the following new text immediately before the period at the end of the first sentence of Section 10.10(b):

      ", and obligations of Quantum to repurchase capital stock from its stockholders but only to the extent and pursuant to arrangements expressly permitted as Distributions under Section 10.5(b)(iv) hereof."

      ss.1.19. Investments. Section 10.11 of the Credit Agreement is hereby amended by adding the following new clause (n):

      "(n) additional Investments made from the Additional Equity Basket
           Amount."

      ss.1.20. Management Fees, Etc. Section 10 of the Credit Agreement is hereby amended by adding the following new Section 10.18, immediately after the existing Section 10.17:

      "ss.10.18. Management Fees, Etc. The Companies shall not pay any management fees to CHI, to Castle Harlan Holdings, to Castle Harlan Partners, or to any other equity holders (direct or indirect) of the Companies owning 5% or more of the voting stock of Quantum (directly or indirectly) (other than to the Companies) or to any Affiliate of the Companies or any Affiliate of any equity holders (direct or indirect) of the Companies owning 5% or more of the voting stock of Quantum (directly or indirectly) (other than, in each case, to the Companies), except:

            (a) the Companies shall be permitted to pay a management fee to CHI (or its Affiliates) upon the consummation of the Castle Harlan Transaction, not to exceed $2,800,000;

            (b) only subsequent to receipt by the Lenders from the Companies of the audited annual financial statements and Compliance Certificates required under ss.9.4 for the Fiscal Year ending in December 2002, and provided in each case that CHI (or the other applicable Affiliate thereof that is the Person to which the applicable fees are to be paid or are owed) shall have previously entered into a written subordination agreement with respect thereto in favor of the Agent and the Lenders in form and substance reasonably satisfactory to the Agent, and further provided in each case that no Default or Event of Default exists at the time of payment of the applicable fees (and none will exist after giving effect to the payment thereof):

                  (i) the Companies shall be permitted to pay to CHI (or its
            Affiliates) an annual management fee, in an aggregate annual amount not to exceed $1,400,000, payable in cash installments quarterly in advance, at the beginning of each Fiscal Quarter;

                  (ii) in addition to the periodic amounts permitted to be paid quarterly pursuant to clause (i) above in this subsection (b), provided that the Cash Flow Leverage Ratio for the Reference Period for which the then most recent Compliance Certificate and financial statements have been delivered under ss.9.4 is equal to or lesser than 3.00 to 1.00, the Companies shall be permitted to pay to CHI (or its Affiliates) on the quarterly fee payment dates referred to above additional quarterly amounts of management fees not to exceed $175,000 per quarter;

                  (iii) in addition to the periodic amounts permitted to be paid quarterly pursuant to clauses (i) and (ii) above in this subsection
            (b), provided that the Cash Flow Leverage Ratio for the Reference Period for which the then most recent Compliance Certificate and financial statements have been delivered under ss.9.4 is equal to or lesser than 2.75 to 1.00, the Companies shall be permitted to pay to CHI (or its Affiliates) on the quarterly fee payment dates referred to above additional quarterly amounts of management fees not to exceed $175,000 per quarter; and

                  (iv) in the event that the payment of the management fees
            described to in clause (i), (ii) or (iii) above are not permitted to be paid, such applicable fees shall accrue and the Companies shall be permitted to pay such accrued management fees to CHI (or its Affiliates) on the first Business Day on which (x) no Default or Event of Default is in existence (and none would exist after giving effect to such payment) and (y) the Cash Flow Leverage Ratio for the Reference Period for which the then most recent Compliance Certificate and financial statements has been delivered under ss.9.4 is equal to or lesser than 2.65:1.00 as determined after adjustment of such calculation on a pro forma basis (A) to treat such accrued fees proposed to be so paid as if paid with additional Revolving Credit Loans borrowed during, and outstanding at the end of, such Reference Period for which such pro forma calculation is made and
            (B) to give effect to the repayments of Funded Indebtedness made since the end of such Reference Period."

      ss.1.21. Mergers, Etc. Section 10.12 of the Credit Agreement is hereby amended by adding the following new sentence at the end of Section 10.12:

      "Further, the parties agree that this Section 10.12 shall not restrict or prohibit the Castle Harlan Transaction."

      ss.1.22. EVENTS OF DEFAULT.

      (a) Section 11(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(c) if any of the Borrowers shall fail to comply with any of its covenants contained in ss.9.2, ss.9.3, ss.9.4, ss.9.6, ss.9.18, or ss.10 hereof;"

      (b) Section 11 of the Credit Agreement is hereby amended by adding the word "or" at the end of Section 11(k) and inserting the following new Section 11(l), immediately after Section 11(k):

            "(l) a Change of Control shall occur;"

      ss.2. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

      (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on and as of the date hereof, and as of the Amendment Closing Date (as defined in ss.3 hereof), except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date. No Default or Event of Default has occurred and is continuing.

      (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in Sections 6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof, and as of the Amendment Closing Date, as if made on each such date, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

      ss.3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be deemed to be effective as of the date that is a Business Day (which must be not later than December 31, 2002) as of which there shall have first occurred the satisfaction of each of the following conditions precedent (such date of such conditions precedent being satisfied being referred to as the "Amendment Closing Date"):

      (a) Delivery of Amendment. The delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, of this

Amendment signed by each of the Borrowers, each of the Guarantors, the Agent, and the Majority Lenders;

      (b) PAYMENTS TO AGENT AND LENDERS. The payment by (or on behalf of) the Borrowers (x) of an amendment fee for the Lenders which have executed and delivered this Amendment to be paid to the Agent for allocation among the respective Lenders in the manner separately agreed among the Lenders, in an aggregate amount equal to $600,000 (constituting approximately 0.75% of the Total Exposure as in effect on the date hereof set forth in the preamble hereto, after giving effect on a prospective basis to the Specified Term Loan Prepayment contemplated hereby), and (y) the reasonable amount of the fees and expenses of the Agent's Special Counsel for services rendered to the Agent and related expenses in connection with this Amendment;

      (c) CORPORATE DOCUMENTS; PROCEEDINGS; ETC. The Agent shall have received such evidence as it may reasonably request of corporate (or other applicable organizational) existence, good standing, power, and authorization with respect to the Companies and the parties to the Castle Harlan Transaction, and as to the titles, incumbency, and specimen true signatures of the applicable officers and other representatives of the Companies and such parties to the Castle Harlan Transaction, and all corporate proceedings in connection with the transactions contemplated by this Amendment and all other documents incident thereto shall be reasonably satisfactory to the Agent and the Agent's Special Counsel, and the Agent and such counsel shall have received any and all such customary legal opinions, certificates of public officials, certificates of corporate officers, and counterpart originals or certified or other copies of such documents, as the Agent or the Agent's Special Counsel, in each case, may reasonably request (it being acknowledged that (x) the Merger Agreement relating to the Castle Harlan Transaction, as last furnished to the Agent prior to the date of execution of this Amendment (the "Merger Agreement"), is satisfactory to the Agent and (y) any modifications to the Merger Agreement shall be required to be reasonably satisfactory to the Agent);

      (d) FUNDING OF THE TRANSACTION. (x) Castle Harlan Holdings shall have funded the entire merger consideration and transaction costs and expenses for the Castle Harlan Transaction (from sources other than from funds of the Companies and their Subsidiaries), and the Agent shall have received such evidence thereof as the Agent may reasonably request, (y) contemporaneously with the consummation of the Castle Harlan Transaction, the Specified Equity Contribution shall have been completed and the Specified Term Loan Prepayment shall have been made, and (z) upon the consummation of the Castle Harlan Transaction, to the extent that the transaction costs and expenses relating to the consummation thereof are less than $10,000,000, a payment shall be made by (or on behalf of) the Borrowers in respect of outstanding Revolving Credit Loans on such date at least equal to the amount of such difference, funded with the proceeds of cash common equity capital contributed to Quantum on such date by its equity holder(s) (it being understood and agreed that any such payment in respect of outstanding Revolving Credit Loans shall not constitute a reduction, however, of the Revolving Credit Commitment Amount);

      (e) SOURCES AND USES. The Agent shall have received from the Companies or CHI a statement of sources and uses of funds with respect to the Castle Harlan Transaction and the related transaction costs and expenses; such sources and uses of funds shall be substantially consistent with the information and estimates with respect thereto provided to the Agent and the Lenders on March 15, 2002;

      (f) REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. (x) The representations and warranties in Section 2 hereof shall be true and correct in all material respects on and as of the date hereof and the Amendment Closing Date, and the Agent shall have received such evidence thereof as it may reasonably request, and (y) no Default or Event of Default shall exist and be continuing, and none shall exist, after giving effect to the effectiveness of this Amendment, on and as of the Amendment Closing Date;

      (g) COMPLIANCE WITH LAW; NO INJUNCTIONS; GOVERNMENTAL AND OTHER THIRD PARTY APPROVALS. The Castle Harlan Transaction shall have been consummated in all material respects in accordance with applicable laws. The Castle Harlan Transaction shall have been consummated in accordance with the Merger Agreement and all conditions precedent to the consummation of the Castle Harlan Transaction as set forth in the Merger Agreement shall have been satisfied, and not waived except with the consent of the Agent (not to be unreasonably withheld or delayed), to the reasonable satisfaction of the Agent. The Agent shall have received such evidence of the foregoing matters set forth in this Section 3(g) (including, without limitation, copies of merger certificates relating thereto as filed with the applicable public officials); and

      (h) NO ILLEGALITY. There shall not be in effect or pending (on appeal or otherwise) any stay, injunction, judgment, order, finding, decree, or ruling of or by any court or governmental or regulatory authority agency or authority to the effect that this Amendment, any of the Loan Documents, or any matter relating hereto or thereto is illegal, invalid, or unenforceable in any material respect, or restraining, enjoining, or limiting in any material respect the consummation or performance hereof or thereof.

      ss.4. NO OTHER AMENDMENTS OR WAIVERS; EXECUTION IN COUNTERPARTS. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Borrowers and the Guarantors confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended, supplemented, and increased hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Borrowers confirm their continuing obligations under Section 14 of the Credit Agreement as applied with respect to this Amendment, the Loan Documents, the Castle Harlan Transaction, and the matters relating hereto and thereto. The Security Documents and the perfected first priority security interests of the Lenders thereunder as collateral security for the Obligations shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery by any party of photocopies of the signed signature page of such party to this Amendment by facsimile telecopier shall be as effective as the delivery of manually executed counterparts of this Amendment by such party.

      ss.5. GOVERNING LAW. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or other representatives thereunto duly authorized.

                                     FLEET NATIONAL BANK (formerly known as
                                       BankBoston, N.A.), for itself and as
                                       Administrative Agent


                                     By: /s/ Robert W. MacElhiney
                                        ----------------------------------------
                                     Name:   Robert W. MacElhiney
                                          --------------------------------------
                                     Title:  Director
                                           -------------------------------------

                                     FIRST UNION NATIONAL BANK, for itself and
                                       as Documentation Agent


                                     By: /s/ Roger Pelz
                                        ----------------------------------------
                                     Name:   Roger Pelz
                                          --------------------------------------
                                     Title:  Senior Vice President
                                           -------------------------------------

                                     JPMORGAN CHASE BANK (formerly known as
                                       The Chase Manhattan Bank)


                                     By: /s/ William DeMilt
                                        ----------------------------------------
                                     Name:   William DeMilt
                                          --------------------------------------
                                     Title:  Vice President
                                           -------------------------------------

                                     COMERICA BANK-CALIFORNIA, successor by
                                       merger to Imperial Bank


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     LASALLE BANK NATIONAL ASSOCIATION


                                     By: /s/ Hollis J. Griffin
                                        ----------------------------------------
                                     Name:   Hollis J. Griffin
                                          --------------------------------------
                                     Title:  Vice President
                                           -------------------------------------

                                     THE BORROWERS:

                                     MORTON'S RESTAURANT GROUP, INC.
                                     PEASANT HOLDING CORP.
                                     MORTON'S OF CHICAGO, INC.


                                     By: /s/ Thomas J. Baldwin
                                        ----------------------------------------
                                     Name:  Thomas J. Baldwin
                                     Title: Executive Vice President and Chief
                                            Financial Officer


                                     CONSENTED AND AGREED TO, BY EACH OF
                                     THE GUARANTORS (as defined in the Credit
                                       Agreement)


                                     By: /s/ Thomas J. Baldwin
                                        ----------------------------------------
                                     Name:  Thomas J. Baldwin
                                     Title: Executive Vice President and Chief
                                            Financial Officer for each of the
                                            Guarantors